SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                               Only (as permitted by Rule 14a-6 (e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                          J.P. Morgan & Co. Incorporated
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                              Notice of Annual Meeting
                              of Stockholders

                              Wednesday, April 12, 2000
                              11:00 A.M.
                              ==================================================

                              J.P. Morgan & Co. Incorporated
                              Morgan Hall West
                              46th Floor, 60 Wall Street
                              New York, New York

                              March 8, 2000

                              To our stockholders:

                              We are pleased to invite you to attend our 2000 annual meeting of stockholders to:

                            o Elect 15 directors,

                            o Approve the appointment of PricewaterhouseCoopers
                              LLP as independent accountants for 2000,

                            o Act on one stockholder proposal to be presented,
                              and

                            o Conduct other business properly brought before the
                              meeting.

                              Stockholders of record at the close of business on February 25, 2000, may vote at the meeting.

                              Your vote is important. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy card in the envelope provided. If you are a registered stockholder, you may also vote by telephone or electronically through the Internet. Instructions are included on your proxy card. You may change your vote by sending in a signed proxy card with a later date, a later telephone or Internet vote, or by attending the meeting and voting in person.

                              Rachel F. Robbins
                              Secretary

                              JP Morgan

                              Proxy statement table of contents
                              ==================================================


                              Information about the annual meeting and voting  1

                              Item 1: Election of directors .................  2

                                      Biographies of our Board nominees .....  3
                                      Committees of the Board of Morgan .....  8
                                      Committees of the Board of the Bank ...  9
                                      Director compensation .................  9
                                      Our executive officers ................ 10
                                      Stock ownership of management ......... 11
                                      Stock ownership of certain beneficial
                                        owners .............................. 12
                                      Compensation committee report on
                                        executive compensation .............. 12
                                      Summary compensation table ............ 16
                                      Stock options ......................... 17
                                      Stock performance graphs .............. 18
                                      Retirement benefits ................... 19
                                      Transactions with directors and
                                        officers ............................ 20

                              Item 2: Approval of PricewaterhouseCoopers LLP
                                      as independent accountants ............ 21

                              Item 3: Stockholder proposal relating to
                                      director share ownership .............. 21

                              Item 4: Other matters ......................... 22

                                      Section 16(a) beneficial ownership
                                        reporting compliance ................ 22
                                      Proxy solicitation .................... 22
                                      Stockholder proposals ................. 22

                              Information about the annual meeting and voting
                              ==================================================

                              The Board of Directors of J.P. Morgan & Co.
                              Incorporated (which we refer to in this proxy statement as "Morgan") is soliciting your proxy to vote at our 2000 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

                              We began mailing this proxy statement and the enclosed proxy card on or about March 8, 2000, to all stockholders entitled to vote. Stockholders who owned Morgan common stock, our only class of voting stock, at the close of business on the record date, February 25, 2000, are entitled to vote. As of this record date, there were 164,265,059 shares of Morgan common stock outstanding. We are also sending the Morgan 1999 Annual Report, which includes our financial statements, along with this proxy statement.

Date, time, and  place        Date:   Wednesday, April 12, 2000
of meeting                    Time:   11:00 a.m.
                              Place:  Morgan Hall West, 46th Floor
                                      60 Wall Street, New York, New York

Voting your proxy             Each share of Morgan common stock that you own
                              entitles you to one vote. The proxy card indicates the number of shares that you own.

                              Whether or not you plan to attend the annual meeting, we urge you to complete, sign, and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote. If you are a registered stockholder, you may also vote by telephone or electronically through the Internet. Instructions are included on your proxy card. If your shares are held in "street name," you should contact your broker, bank, or other nominee to determine whether you will be able to vote by telephone or electronically.

                              If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

                            o "FOR" the election of all 15 nominees for director
                              (as described on page 2),

                            o "FOR" the approval of PricewaterhouseCoopers LLP
                              as independent accountants for 2000 (as described on page 21), and

                            o "AGAINST" the stockholder proposal to be presented
                              (as described on page 21).

                              If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no matters needing to be acted on at the meeting except for those discussed in this proxy statement.

Revoking your proxy         o You may send in another signed proxy card with a
                              later date proxy or a later telephone or Internet vote,

                            o You may notify our Secretary in writing before the
                              meeting that you have revoked your proxy, or

                            o You may vote in person at the meeting.

Voting in person              If you plan to attend the meeting and vote in
                              person, we will give you a ballot when you arrive.
                              However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 25, 2000, the record date for voting.

Appointing your own           If you want to give your proxy to someone other
proxy                         than the individuals named as proxies on the proxy
                              card, you may do so by crossing out the names of those individuals and inserting the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement            A quorum is necessary to hold a valid meeting. A
                              majority of the shares entitled to vote in person or by proxy at the meeting constitutes a quorum.
                              Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to             Item 1: Election of directors
approve proposals           * Directors are elected by a plurality vote of
                              shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot.
                              Only the number of votes "for" and "against" affect the outcome. Abstentions have no effect on the vote.

                              Item 2: Approval of independent accountants
                            * Approval requires the affirmative vote of a
                              majority of the shares present at the meeting in person or by proxy. Abstentions are counted and have the effect of a vote "against."

                              Item 3: Stockholder proposal
                            * Same as for Item 2.

                              --------------------------------------------------
                            * Under New York Stock Exchange rules, if your
                              broker holds your shares in its name, the broker is permitted to vote your shares on Items 1 and 2 even if it does not receive voting instructions from you. Your broker may not vote your shares on
                              Item 3 absent instructions from you. Without your voting instructions, a broker non-vote will occur on Item 3 but will have no effect on the vote.

Confidentiality of voting     Proxies, ballots, and voting tabulations
                              identifying stockholders are kept confidential and will not be available to anyone except as actually necessary to meet legal requirements.

                              Item 1: Election of directors
                              --------------------------------------------------

                              Our Board of Directors has nominated 15 directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you reelect them, they will hold office until the next annual meeting or until their successors have been elected.

                              Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee.

                              If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected.

                              All nominees are currently also directors of Morgan Guaranty Trust Company of New York (which we refer to in this proxy statement as the "Bank").

                              Roberto G. Mendoza, who has served as Vice
                              Chairman and director of Morgan and the Bank since 1990, has announced his intention to retire as Vice Chairman in April 2000. He will not stand for reelection at the annual meeting.

                              Richard D. Simmons, who has served as a director since 1990, will not stand for reelection at the annual meeting.

                              Kurt F. Viermetz, who has served as a director since 1990, will not stand for reelection at the annual meeting.

                              During 1999 there were eight meetings of the Board of Directors of Morgan. Each director attended at least 75 percent of the meetings of the Board and committees of which he or she was a member.


                              Biographies of our Board nominees
                              --------------------------------------------------

                              Douglas A. Warner III
                              Director since 1990, Age 53
[PHOTO OMITTED]
                              Chairman of the Boards of Morgan and the Bank (since January 1995) and President of Morgan and the Bank (since January 1990). Chairman of the Executive Committees of Morgan and the Bank. Director of Anheuser-Busch Companies, Inc., General Electric Company, and The New York Clearing House Association. Member of the Board of Counselors of Bechtel Group, Inc. Chairman of the Board of Managers and the Board of Overseers of Memorial Sloan-Kettering Cancer Center. Trustee of Pierpont Morgan Library. Member of The Business Roundtable and The Business Council.

                              --------------------------------------------------
                              Paul A. Allaire
                              Director since 1997, Age 61
[PHOTO OMITTED]
                              Chairman of the Board (since May 1991) and
                              Director of Xerox Corporation (office equipment). Mr. Allaire was Chief Executive Officer of Xerox Corporation from August 1990 to April 1999. Member of the Audit Committee and the Committee on Fiduciary Matters of Morgan and the Examining Committee of the Bank. Director of Sara Lee Corporation, SmithKline Beecham p.l.c., Lucent Technologies, and priceline.com Incorporated. Member of the Boards of Council on Competitiveness, Council on Foreign Relations, New York City Ballet, Ford Foundation, and Catalyst. Member of The Business Council and National Academy of Engineering. Trustee of Worcester Polytechnic Institute and Carnegie-Mellon University.

                              --------------------------------------------------
                              Riley P. Bechtel
                              Director since 1995, Age 47
[PHOTO OMITTED]
                              Chairman (since January 1996), Chief Executive Officer (since June 1990), and Director of Bechtel Group, Inc. (engineering and construction). Member of the Committee on Management Development and Executive Compensation and the Committee on Fiduciary Matters of Morgan. Director of Fremont Group, L.L.C., Fremont Investors, Inc., and Sequoia Ventures Inc. Member of American Society of Corporate Executives, The Business Council, The Business Roundtable, The Trilateral Commission, The National Petroleum Council, The Conservation Fund Corporate Council, and Indian School of Business Governing Board. Member of Dean's Advisory Council of Stanford University School of Law. Director of Jason Foundation for Education.


                              --------------------------------------------------
                              Lawrence A. Bossidy
                              Director since 1998, Age 65
[PHOTO OMITTED]
                              Chairman of the Board (since December 1999) and Director of Honeywell International Inc. (diversified manufacturing). Mr. Bossidy was Chairman of the Board (from January 1992 to November 1999) and Chief Executive Officer and Director (from July 1991 to November 1999) of AlliedSignal Inc. Member of the Committee on Risk Policies of Morgan and the Committee on Employment Policies and Benefits of the Bank. Director of Merck & Co., Inc., Champion International Corporation, and Industry to Industry, Inc. Member of The Business Council.

                              --------------------------------------------------
                              Martin Feldstein
                              Director since 1993, Age 60
[PHOTO OMITTED]
                              President and Chief Executive Officer of National Bureau of Economic Research, Inc. (private, non-profit research organization) and Professor of Economics at Harvard University (since 1969). Chairman of the Committee on Risk Policies of Morgan and member of the Committee on Employment Policies and Benefits of the Bank. Director of TRW Inc., American International Group, Inc., and Columbia-HCA, Inc. Member of Council on Foreign Relations, The Trilateral Commission, American Academy of Arts and Sciences, American Philosophical Society, and Corporation of Massachusetts General Hospital.

                              --------------------------------------------------
                              Ellen V. Futter
                              Director since 1997, Age 50
[PHOTO OMITTED]
                              President and Trustee of American Museum of
                              Natural History (since November 1993). Ms. Futter served as President of Barnard College from May 1981 through September 1993. Member of the Committee on Risk Policies of Morgan and the Committee on Employment Policies and Benefits of the Bank. Director of American International Group, Inc., Bristol-Myers Squibb Company, and Consolidated Edison, Inc. Member of Council on Foreign Relations, American Academy of Arts and Sciences, and Advisory Board of the Yale School of Management. Director of New York City Partnership.

                              --------------------------------------------------
                              Hanna H. Gray
                              Director since 1976, Age 69
[PHOTO OMITTED]
                              President Emeritus and Harry Pratt Judson
                              Distinguished Service Professor of History of The University of Chicago (since July 1993). Dr. Gray was President of The University of Chicago from July 1978 to July 1993. Chairman of the Committee on Fiduciary Matters and member of the Committee on Director Nominations and Board Affairs of Morgan. Director of Cummins Engine Co., Inc. Trustee of Andrew W. Mellon Foundation, Harvard University, and Howard Hughes Medical Institute. Member of Council on Foreign Relations, American Academy of Arts and Sciences, and American Philosophical Society. Regent of The Smithsonian Institution.

                              --------------------------------------------------
                              Walter A. Gubert
                              Director since 1998, Age 52
[PHOTO OMITTED]
                              Vice Chairman of the Boards of Morgan and the Bank (since March 1998) and member of the Executive Committees of Morgan and the Bank. Mr. Gubert was Managing Director of the Bank from September 1989 to February 1998, Chairman of the Bank's European Management Committee from June 1993 to December 1997, and Senior Regional Executive for Europe from March 1995 to December 1997.

                              --------------------------------------------------
                              James R. Houghton
                              Director since 1982, Age 63
[PHOTO OMITTED]
                              Chairman Emeritus of the Board of Corning
                              Incorporated. Mr. Houghton was Chairman of the Board and Chief Executive Officer of Corning Incorporated from April 1983 to April 1996. Chairman of the Committee on Management Development and Executive Compensation of Morgan. Member of the Executive Committees of Morgan and the Bank. Director of Corning Incorporated, Exxon Mobil Corporation (formerly Exxon Corporation), and Metropolitan Life Insurance Company. Trustee of Metropolitan Museum of Art, Corning Museum of Glass, and Pierpont Morgan Library. Member of The Business Council and Harvard Corporation.


                              --------------------------------------------------
                              James L. Ketelsen
                              Director since 1977, Age 69
[PHOTO OMITTED]
                              Retired Chairman of the Board and Chief Executive Officer of Tenneco Inc. (diversified industrial). Mr. Ketelsen was Chairman of the Board of Tenneco Inc. from July 1978 to May 1992 and Chief Executive Officer from July 1978 to January 1992. Chairman of the Audit Committee and member of the Committee on Fiduciary Matters of Morgan and Chairman of the Examining Committee of the Bank. Director of GTE Corporation and Sara Lee Corporation. Trustee of Northwestern University.

                              --------------------------------------------------
                              John A. Krol
                              Director since 1997, Age 63
[PHOTO OMITTED]
                              Retired Chairman of the Board of E.I. du Pont de Nemours and Company (global chemical and energy). Mr. Krol was Chairman of the Board from October 1997 to January 1999 and Chief Executive Officer of DuPont from December 1995 to February 1998, President from October 1995 to October 1997, and Vice Chairman from March 1992 to October 1995. Member of the Audit Committee and Committee on Director Nominations and Board Affairs of Morgan and the Examining Committee of the Bank. Director of Mead Corporation, Armstrong World Industries, Inc., and Milliken Corporation. Member of Board of Trustees of Tufts University, University of Delaware, and Graduate Engineering for Minorities Consortium. Member of Advisory Board of Bechtel Corporation and Teijin Limited. Member of The Business Council. Trustee of Hagley Museum.

                              --------------------------------------------------
                              Michael E. Patterson
                              Director since 1995, Age 57
[PHOTO OMITTED]
                              Vice Chairman of the Boards of Morgan and the Bank (since December 1995) and member of the Executive Committees of Morgan and the Bank. Mr. Patterson was Chief Administrative Officer of Morgan and the Bank from November 1994 to December 1995 and Executive Vice President and General Counsel of Morgan and the Bank from March 1987 to November 1994. Director of Euroclear Clearance System S.C., Euroclear Clearance System Public Limited Company, The Clearing House Interbank Payments Company L.L.C., Foreign Policy Association, and Trust for Public Land. Trustee of Columbia University.


                              --------------------------------------------------
                              Lee R. Raymond
                              Director since 1987, Age 61
[PHOTO OMITTED]
                              Chairman of the Board and Chief Executive Officer (since December 1999) and Director of Exxon Mobil Corporation. Mr. Raymond was Chairman of the Board, Chief Executive Officer, and Director of Exxon Corporation from April 1993 to November 1999 and President from January 1987 to April 1993. Chairman of the Committee on Director Nominations and Board Affairs and member of the Committee on Management Development and Executive Compensation of Morgan. Director of American Petroleum Institute and United Negro College Fund. Trustee of Southern Methodist University and Wisconsin Alumni Research Foundation. Member of National Academy of Engineering, The Business Council, The Business Roundtable, Council on Foreign Relations, Emergency Committee for American Trade, National Petroleum Council, The Trilateral Commission, and The University of Wisconsin Foundation.

                              --------------------------------------------------
                              Lloyd D. Ward
                              Director since 1999, Age 51
[PHOTO OMITTED]
                              Chairman of the Board and Chief Executive Officer (since August 1999) and Director of Maytag Corporation (home and commercial appliances). Mr. Ward was President and Chief Operating Officer of Maytag Corporation from February 1998 to August 1999, Executive Vice President and President of Maytag Appliances (Maytag's major home appliances division) from April 1996 to February 1998. Prior to joining Maytag Corporation, Mr. Ward worked for eight years at PepsiCo, Inc., where he held a variety of executive positions. Member of the Audit Committee of Morgan and the Examining Committee of the Bank. Member of Executive Leadership Council in Washington, D.C.

                              --------------------------------------------------
                              Douglas C. Yearley
                              Director since 1993, Age 64
[PHOTO OMITTED]
                              Chairman of the Board (since May 1989) and
                              Director of Phelps Dodge Corporation. Mr. Yearley was Chief Executive Officer of Phelps Dodge Corporation from May 1989 to December 1999. Member of the Committee on Management Development and Executive Compensation and the Committee on Director Nominations and Board Affairs of Morgan. Director of USX Corporation, Lockheed Martin Corporation, and Southern Peru Copper Corporation. Director of National Mining Association, International Copper Association, and Center for Compatible Economic Development. Member of Copper Development Association and The Business Council. Director of Phoenix Symphony.

                              Committees of the Board of Morgan
                              ==================================================

Audit Committee               James L. Ketelsen (Chairman), Paul A. Allaire,
                              John A. Krol, Lloyd D. Ward

                              This committee, which met six times during 1999, is responsible for overseeing the financial reporting process and the effectiveness of internal controls of Morgan and its consolidated subsidiaries, including the Bank, and for recommending to the Board of Morgan the designation each year of independent accountants.

Committee on                  James R. Houghton (Chairman), Riley P. Bechtel,
Management                    Lee R. Raymond, Douglas C. Yearley
Development and
Executive                     This committee, which met six times during 1999,
Compensation                  is responsible for advising the Board, in
                              consultation with senior management, on the development of key executives and recommending or approving their compensation, including the following: (1) evaluating, on a periodic basis, the performance of senior officers and succession planning for key executives, including the Chairman, and making recommendations to the Board;
                              (2) supervising the administration of our incentive and stock plans; (3) reviewing and approving all awards and options granted under our incentive and stock plans and making recommendations to the Board with respect to awards and options for certain members of senior management; and (4) reviewing officer compensation policies.

Committee on                  Martin Feldstein (Chairman), Lawrence A. Bossidy,
Risk Policies                 Ellen V. Futter

                              This committee, which met twice during 1999, is responsible for overseeing: (1) the effectiveness of Morgan's overall credit and market risk management policies and practices, including related capital and liquidity management; (2) changes in policies and practices relating to the management of credit and market risk; and (3) reports on the nature and level of credit and market risk exposures and related market developments.

Committee on                  Lee R. Raymond (Chairman), Hanna H. Gray, John A.
Director Nomunations          Krol, Douglas C. Yearley
and Board Affairs
                              This committee, which met three times during 1999, is responsible for making recommendations to the Board with respect to the qualifications and nominations of directors, directors' functions, committees, compensation and retirement, and other matters affecting directors. In determining its recommendations, this committee will consider nominees recommended by stockholders. Stockholder recommendations should be made in writing, addressed to this committee, attention of the Secretary of J.P. Morgan & Co. Incorporated, 60
                              Wall Street, New York, New York 10260-0060.

Committee on                  Hanna H. Gray (Chairman), Paul A. Allaire, Riley
Fiducidary Matters            P. Bechtel, James L. Ketelsen, Richard D. Simmons

                              This committee, which met twice during 1999, is responsible for reviewing the general conduct of the business of the departments and affiliates of Morgan and the Bank engaged in investing and administering assets held for others in trust and investment management accounts.

                              Committees of the Board of the Bank
                              ==================================================

Examining Committee           James L. Ketelsen (Chairman), Paul A. Allaire,
                              John A. Krol, Lloyd D. Ward

                              This committee, which met six times during 1999, is responsible for examinations of the Bank in accordance with New York State banking law.

Committee on                  Richard D. Simmons (Chairman), Lawrence A.
Employment Policies           Bossidy, Martin Feldstein, Ellen V. Futter
and Benefits
                              This committee, which met twice during 1999, is responsible for reviewing the Bank's Retirement, Deferred Profit Sharing, and Long-Term Disability
                              Plans, employee benefit plans, employee relations and affirmative action programs, and diversity initiatives.

                              Director compensation
                              ==================================================

                              We provide the following compensation to our directors for their services as directors.

Annual fees                 o Each non-employee director receives an annual
                              retainer of $30,000 and an attendance fee of $1,200 for each meeting of the Board of Morgan and the Bank attended.

                            o We also pay our non-employee directors for serving
                              on committees of the Boards: an annual retainer of $20,000 for the Chairman and $12,500 for the members of the Audit Committee, the Committee on Risk Policies, and the Committee on Management Development and Executive Compensation, and $10,000 for the Chairman and $7,500 for the members of the other committees. The members of the Audit Committee also serve on the Bank's Examining Committee but receive no additional retainer for this service.

                            o We also reimburse directors for travel expenses to
                              meetings of the Boards and committees.

Director Stock Plan           Under a Director Stock Plan (1992), as amended,
                              non-employee directors receive an annual award of share credits for 500 shares of Morgan common stock for their service during the preceding year.
                              This award is pro rated where a director did not serve for all of the preceding year. After termination of service as a director, all awards are paid in shares of stock to the director, or, in the case of death, to their designated beneficiary or estate. This award is credited annually with dividend equivalents.

Deferred Compensation         Under our Deferred Compensation Plan for
Plan for Directors' Fees      Directors' Fees, non-employee directors may defer
                              their compensation for services as Board or committee members. The plan permits directors to make separate deferral elections as to their annual retainer and their meeting fees.
                              Participating directors may elect under the plan to direct Morgan or the Bank to credit deferred amounts to a cash account, a stock account, or a combination of both. The plan provides that amounts deferred to the cash account are credited annually with interest earned. Amounts deferred to the stock account are credited annually with dividend equivalents. Participating directors are entitled to receive a cash distribution of the balance in their accounts in full or in up to fifteen annual installments after termination of service as a director.

The Bank's Directors          Retired non-employee directors are eligible to
Advisory Council              serve as members of the Bank's Directors Advisory
                              Council. Members of the council receive an annual retainer of $30,000.

                              Our executive officers
                              ==================================================

                              The following individuals are the current executive officers of Morgan. The Chairman of the Board, President, Chairman of the Executive Committee, and Vice Chairmen of the Board of Morgan are elected annually by the Board of Directors to serve until the next annual election of officers and until their respective successors have been elected and have qualified. All other executive officers are elected annually and hold office at the pleasure of the Board of Directors.

                              Douglas A. Warner III    Age 53

                              Chairman of the Boards and President of Morgan and the Bank. See "Election of directors" on page 3.

                              Walter A. Gubert         Age 52

                              Vice Chairman of the Boards of Morgan and the Bank. See "Election of directors" on page 5.

                              Roberto G. Mendoza       Age 54

                              Vice Chairman of the Boards of Morgan and the Bank since January 1990. Mr. Mendoza has announced that he will retire as Vice Chairman.

                              Michael E. Patterson     Age 57

                              Vice Chairman of the Boards of Morgan and the Bank. See "Election of directors" on page 6.

                              Peter D. Hancock         Age 41

                              Chief Financial Officer of Morgan and the Bank since June 1999 and Chairman of the Capital Committee and the Risk Management Committee of Morgan since January 1999; Vice Chairman of the Board of Directors of J.P. Morgan Securities Inc. from June 1996 to April 1999; member of the Board of Directors of J.P. Morgan Securities Inc. from May 1995 to April 1999; Managing Director of Morgan from February 1999 to June 1999, of J.P. Morgan Securities Inc. from April 1995 to June 1996, and of the Bank from January 1990 to April 1995.

                              Thomas B. Ketchum        Age 49

                              Chief Administrative Officer of Morgan since
                              January 1998; member of the Board of Directors of J.P. Morgan Securities Inc. since October 1995; Managing Director of J.P. Morgan Securities Inc. since July 1994; Managing Director of Morgan from August 1992 to January 1998 and of the Bank from November 1986 to July 1992.

                              Rachel F. Robbins        Age 49

                              General Counsel and Secretary of Morgan since February 1996 and Managing Director, General Counsel, and Secretary of the Bank since March 1997; Managing Director of Morgan and of J.P. Morgan Securities Inc. since January 1988; member of the Board of Directors of J.P. Morgan Securities Inc. since April 1986; General Counsel and Secretary of J.P. Morgan Securities Inc. since January 1986; Deputy General Counsel of Morgan from July 1992 to February 1996.

                              David H. Sidwell         Age 46

                              Managing Director and Controller of Morgan and the Bank since December 1994; Senior Vice President and Controller of Morgan and the Bank from April 1994 to December 1994; Senior Vice President of the Bank from February 1989 to April 1994.

                              Stock ownership of management
                              ==================================================

                              The following table shows, as of February 25, 2000, the Morgan stock-based holdings of each director, each executive officer named in the Summary Compensation Table appearing on page 16, and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1 percent of our common stock. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares shown in the "Stock" column of the table.

                             ---------------------------------------------------
                             Name of individual or group    Stock(1)    Total(2)
                             ---------------------------------------------------
                             Douglas A. Warner III ......   456,540(3) 1,397,210
                             Walter A. Gubert ...........   176,640(4)   785,646
                             Roberto G. Mendoza .........   341,772    1,046,595
                             Michael E. Patterson .......   236,849(5)   508,364
                             Peter D. Hancock ...........    72,710      598,792
                             Thomas B. Ketchum ..........   127,054(6)   639,439
                             Paul A. Allaire ............     5,000        5,897
                             Riley P. Bechtel ...........       500        2,324
                             Lawrence A. Bossidy ........     5,000        5,656
                             Martin Feldstein ...........     1,000        3,746
                             Ellen V. Futter ............       500(7)     1,397
                             Hanna H. Gray ..............       800        3,833
                             James R. Houghton ..........     1,000        4,033
                             James L. Ketelsen ..........     7,800       10,833
                             John A. Krol ...............     2,000        4,383
                             Lee R. Raymond .............       500       13,425
                             Richard D. Simmons .........     1,000        4,033
                             Kurt F. Viermetz ...........   218,364      266,880
                             LIoyd D. Ward ..............     1,000        1,000
                             Douglas C. Yearley .........     1,000(8)     3,883
                             All directors and executive
                               officers as a group ...... 1,817,263(9) 5,614,724
                             ---------------------------------------------------

                            1 Includes shares of our common stock beneficially
                              owned, directly or indirectly. The number of shares in the column also includes the following shares of common stock which the individual(s) had the right to acquire within 60 days of February 25, 2000, through the exercise of options: Mr. Warner, 398,086 shares; Mr. Gubert, 171,000 shares; Mr. Mendoza, 260,000 shares; Mr. Patterson, 223,695 shares; Mr. Hancock, 57,226 shares; Mr. Ketchum, 98,732 shares; Mr. Viermetz, 40,000 shares; all directors and executive officers as a group, 1,400,072 shares.

                            2 Shows total stock-based holdings, including
                              securities included in the "Stock" column (as described in footnote 1), plus non-voting interests, including restricted stock, deferred compensation accounted for as units of common stock, stock options that will not become exercisable within 60 days of February 25, 2000, awards of share credits under the Director Stock Plan (1992) described on page 9, and directors' fees deferred as units of common stock under the Deferred Compensation Plan for Directors' Fees described on page 9.

                            3 Includes 6,000 shares owned by his spouse and 240
                              shares held in custodial accounts for his children. Mr. Warner disclaims beneficial ownership of these shares.

                            4 Includes 5,377 shares owned jointly with his
                              spouse, with whom investment and voting power is shared.

                            5 Includes 4,717 shares held in trust for family
                              members. Mr. Patterson disclaims beneficial ownership of all but 1,600 of these shares.

                            6 Includes 575 shares held in trust for his
                              children. Mr. Ketchum disclaims beneficial ownership of these shares.

                            7 Shares owned jointly with her spouse, with whom
                              investment and voting power is shared.

                            8 Shares held in trust for family members.

                            9 As a group, beneficially owns 1.11 percent of
                              Morgan's common stock.

                              Stock ownership of certain beneficial owners
                              ==================================================

                              We have been notified by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, that as of December 31, 1999, they are the beneficial owners (as defined by rules of the Securities and Exchange Commission (SEC)) of 10,114,033 shares of our common stock, representing 5.8% of our outstanding shares. According to the Schedule 13G filed by them with the SEC, these shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us, and were not acquired in connection with or as a party to any transaction having such purpose or effect. In addition, Merrill Lynch disclaims beneficial ownership of these shares. Merrill Lynch, a broker-dealer and the sponsor of various unit investment trusts which invest in equity securities, including our stock, has shared voting and investment power over these shares.

                              Compensation committee report on
                              executive compensation
                              ==================================================

Role of the committee         The Committee on Management Development and
and the Board                 Executive Compensation, composed entirely of
                              independent outside directors ("Outside
                              Directors"), is responsible for determining and ensuring appropriate administration of Morgan's executive compensation policies for its senior management within guidelines and plans approved by the Board of Directors. The committee's recommendations regarding officers who are directors are subject to the approval of the full board of Outside Directors (with officer directors not participating).

Compensation                  Morgan's executive compensation programs are
philosophy                    designed to attract, reward, and retain highly
                              qualified and effective executives and to encourage the achievement of business objectives, including superior corporate performance. The programs seek:

                            o To foster a performance-oriented environment,
                              where variable compensation is based upon corporate and business group as well as individual performance as measured by achievement of short-term and long-term objectives, taking into account economic conditions and competitive compensation levels.

                            o To enhance management's focus on maximizing
                              long-term stockholder value through a strong emphasis on stock-based compensation.

                            o To increase the variable portion of total
                              compensation (both cash and stock) as an individual's level of responsibility increases. This "mix" further aligns the interests of senior management and stockholders.

                            o To promote a cohesive, team-oriented ethic among
                              members of senior management in order to maintain the competitive advantage of efficiently integrating diverse global business capabilities.

Components of                 The compensation strategy for Morgan's senior
executive compensation        management is composed of base salary, annual
strategy                      incentive compensation (of which a substantial
                              portion is awarded in the form of restricted stock), stock option awards, and special long-term performance awards.

Base salary                   Base salaries for Morgan's senior management are
                              determined by evaluating the responsibilities associated with the position held, an individual's overall level of experience and competitive practice. However, in keeping with Morgan's emphasis on variable rather than fixed compensation, base salaries represent a relatively low percentage of total compensation for these individuals.

Incentive compensation        In keeping with its philosophy of increasing, as
                              an officer's level of responsibility increases, the portion of total compensation that depends upon individual and Morgan performance, Morgan's executive compensation program is heavily weighted toward incentive compensation.

                              To establish and maintain a common focus and shared goals among Morgan's most senior management, incentive compensation for this group is determined at year end by the committee, based on its assessment of Morgan's performance as measured by various quantitative and qualitative factors. The primary quantitative factors reviewed by the committee include such financial performance measures as net income (after provision for a threshold return to stockholders) and return on average common stockholders' equity, both as absolute measures and relative to previous years. Qualitative factors evaluated by the committee include Morgan's performance in relation to industry performance, progress toward achievement of Morgan's short-term and long-term business goals, the quality of Morgan's earnings, and the overall business and economic environment. In making its determination, the committee also reviews competitive compensation levels and trends.

                              Each participant in this incentive compensation arrangement is allocated a specified number of shares out of a pool of shares managed by the committee. The committee also determines the value of each share based upon its qualitative and quantitative assessment of Morgan's performance and competitive compensation levels and trends. Actual incentive compensation awards may be further adjusted up or down under special circumstances, to reflect individual or business unit performance. As discussed further below, a substantial portion of these awards is granted in the form of restricted stock.

Performance plan              In July 1998, the Board of Directors adopted the
awards                        1998 Performance Plan of J.P. Morgan & Co.
                              Incorporated and Affiliated Companies (the "1998
                              Performance Plan"). The 1998 Performance Plan was adopted in order to underscore the firm's determined drive for superior performance. Awards will be earned in January 2001 based on the achievement of firm-wide performance goals including significantly improved risk-adjusted returns, earnings growth, and expense management.
                              Awards granted to senior management in 1998 provide for a potential payout to each recipient of 1 to 2 times the recipient's average incentive compensation for 1998-2000, provided the performance targets are achieved.

Stock-based                   The committee believes that stock ownership
compensation and              enhances individuals' focus on maximizing
stock ownership               long-term stockholder value. Accordingly, senior
                              officers are strongly encouraged to develop significant equity positions in Morgan. Morgan's executive compensation programs are designed to facilitate stock ownership and to ensure that, as an individual's level of responsibility increases, financial rewards depend significantly on Morgan's overall performance.

Restricted stock              Each year, a substantial proportion of incentive
                              compensation for senior management is awarded in the form of restricted stock, issued at fair market value on the date of grant and subject to five-year vesting. Since the value of restricted stock awards will ultimately depend on the market value of Morgan common stock, the committee believes these awards will serve as an ongoing incentive to preserve and increase stockholder value.

                              For 1999, members of senior management received 45% (50% in the case of the Chairman) of their total incentive compensation awards in the form of restricted stock. This percentage has been unchanged since 1995, evidencing the committee's continued commitment to fostering significant senior management stock ownership.

Stock options                 Morgan's executive compensation programs also
                              include stock option awards, which are intended to provide additional incentive to increase stockholder value. All 1999 stock option awards to senior management were granted with an exercise price equal to the fair market value of Morgan stock on the date of grant and become exercisable over five years on a pro rata basis. Because
                              Morgan stock option awards provide value only in the event of share price appreciation, the committee believes stock options represent an important component of a well-balanced incentive program. Individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution; therefore, no specific formula is used to determine option awards for any employee. Morgan has generally granted stock option awards to members of senior management in July of each year.

Corporate performance         In 1999, net income increased to $2.055 billion,
and CEO compensation          nearly double 1998 operating earnings before
                              non-recurring gains and special charges. Return on equity for 1999 was 18.4%, compared with 8.6% for the prior year. Revenues rose 31% on increased client activity across the firm's businesses globally. The firm achieved its target of reducing core operating expenses before performance-driven compensation by $400 million. All client-related business activities produced strong results, led by equities, credit markets, credit portfolio, and asset management services. Revenues from equity investments were up substantially, while proprietary investing and trading revenues fell.

                              Morgan made excellent progress during 1999 on its key strategic initiatives: growth of its investment banking, equities, and asset management capabilities and profits; further leveraging its leadership in the markets businesses; strategic transformation of its credit business; and improvement in productivity. The firm substantially cut the risk and capital requirements of its credit and market activities.

                              As Chairman and Chief Executive Officer, Mr.
                              Warner has set a clear strategic course for the company since assuming his current roles in 1995. Under his leadership, Morgan achieved the successful transformation of its core capabilities, its top strategic goal. The firm has decisively shifted the mix of business to emphasize client-generated revenues and lessen the firm's reliance on proprietary investing and trading activities. In 1999, strong revenue growth and improved expense management and capital productivity combined to improve margins and substantially increase the firm's return on equity.

                              Recognizing the strong growth in Morgan's 1999 earnings and significant progress on its strategic priorities, Mr. Warner's total annual compensation increased to $9,900,000, including a restricted stock award with a grant date value of $4,600,000. This compares with $3,050,000 in 1998, when his compensation was reduced by 43.4% from 1997 levels to reflect lower earnings that year. The annual restricted stock award is included under long-term compensation awards in the Summary Compensation Table. Mr. Warner was allocated the largest number of shares in the incentive compensation arrangement for senior officers for 1999, and the percentage of annual incentive compensation that he received in the form of restricted stock -50% - was the highest in the firm.

                              Mr. Warner was also awarded 150,000 stock options with an exercise price equal to 100% of the fair market value of Morgan stock on the grant date (the material terms of which are described under "Option grants in 1999"). In setting Mr. Warner's compensation, the committee also takes into account the compensation levels of chief executive officers of Morgan's peer companies and the compensation of other senior officers of Morgan.

Tax deductibility of          Section 162(m) of the Internal Revenue Code limits
executive compensation        the tax deductibility of compensation in excess
                              of $1 million paid to certain members of senior management, unless the payments are made under plans which satisfy the technical requirements of the statute (and regulations). While the committee currently intends to pursue a strategy of maximizing deductibility of senior management compensation by making awards under the 1995
                              Executive Officer Performance Plan and 1995 Stock
                              Incentive Plan (both of which meet the
                              requirements of Section 162(m) and were approved by stockholders during 1995), it also believes that it is important to maintain the flexibility to take actions it considers to be in the best interest of Morgan and its stockholders, which may be based on considerations in addition to Section
                              162(m).

                              The Committee on Management Development and
                              Executive Compensation

                              James R. Houghton, Chairman
                              Riley P. Bechtel
                              Lee R. Raymond
                              Douglas C. Yearley

                              Summary compensation table
                              ==================================================

                              The table below shows, for the years ending
                              December 31, 1999, 1998, and 1997, the annual and long-term compensation that we paid or accrued for those years to our Chief Executive Officer and four most highly compensated executive officers.

-----------------------------------------------------------------------------------------------------------
                                           Annual compensation   Long-term compensation awards
                                           -------------------   -----------------------------
                                                                                    Securities
                                                                     Restricted     underlying    All other
Name and                                                            stock award  stock options compensation
principal position            Year    Salary ($)     Bonus ($)      ($) (1) (2)     (# shares)      ($) (3)
-----------------------------------------------------------------------------------------------------------
Douglas A Warner III          1999     $700,000     $4,600,000       $4,600,000        150,000      $16,151
Chairman                      1998      700,000      1,175,000        1,175,000        125,000       18,721
                              1997      691,667      2,350,000        2,350,000         80,000       18,624

Walter A Gubert*              1999      450,000      4,125,000        3,375,000        100,000       32,300
Vice Chairman                 1998      400,000      1,100,000          900,000         75,000       33,117

Roberto G Mendoza             1999      450,000      3,698,750        3,026,250        100,000        7,696
Vice Chairman                 1998      450,000      1,100,000          900,000         75,000        9,034
                              1997      447,917      2,117,500        1,732,500         50,000        8,582

Peter D Hancock**             1999      400,000      3,300,000        2,700,000         90,000          224
Chief Financial Officer

Thomas B Ketchum*             1999      400,000      3,300,000        2,700,000         90,000       31,818
Chief Administrative          1998      400,000        962,500          787,500         60,000       28,056
Officer
-----------------------------------------------------------------------------------------------------------

                            * Not an executive officer of Morgan in 1997.


                           ** Not an executive officer of Morgan prior to 1999.

                            1 The amounts reported in this column represent the
                              fair market value of restricted stock units awarded at 100 percent of the fair market value of our common stock on the grant date. This fair market value was: $123.281 for 1999 awards, $106.844 for 1998 awards, and $101.469 for 1997 awards. This value is not discounted for restrictions on the stock units. Annual dividend equivalents are paid in cash or are converted into additional share credits in accordance with the terms of the awards and the provisions of the plan under which each award was granted. Restricted stock awards generally become vested five years after the date of grant or, in the case of death, become immediately vested in full. Generally, a committee composed of all non-employee directors may accelerate vesting of restricted stock in its sole discretion. Upon a Change in Control, as defined in the 1995 Stock Incentive Plan (and the predecessor plans), restricted stock awards will become immediately vested (unless the committee administering the plan determines otherwise).

                            2 The named officers had the following non-vested
                              restricted stock award balances, in aggregate, outstanding as of January 19, 2000: Mr. Warner, 152,690 shares ($19,209,656); Mr. Gubert, 110,591 shares ($13,912,035); Mr. Mendoza, 109,028 shares
                              ($13,723,622); Mr. Hancock, 117,087 shares
                              ($14,752,959); and Mr. Ketchum, 98,007 shares
                              ($12,336,891). Dollar values are based on (i) the closing price of our common stock on December 31, 1999, ($126.625) for stock awards which were outstanding on that date and (ii) the average of the high and low prices of our common stock on January 19, 2000, ($123.281) for stock awards granted as of that date.

                            3 The amounts reported in this column represent
                              interest exceeding 120 percent of the applicable federal rate deemed to have accrued on deferrals under our incentive compensation plans (based on termination and distribution at the earliest date permissible under the plans although no such interest will be accrued assuming employment until normal retirement age).

                              Stock options
                              ==================================================

                              The following tables show information on stock options that we have awarded to our Chief Executive Officer and four most highly compensated executive officers. The first table shows, along with some additional information, the estimated grant date present value of stock options granted in 1999. These values are calculated pursuant to the proxy rules of the SEC and are calculated under the Black-Scholes model for pricing options. The actual pretax gain realized upon the exercise of stock options will depend upon the excess of the market price of our common stock over the exercise price per share of the stock option at the time the option is exercised. The second table shows select information relating to stock options exercised during 1999 and stock options outstanding as of December 31, 1999. We do not grant any stock appreciation rights.

Option grants in 1999
-------------------------------------------------------------------------------------------------
                                     Percent of total  Exercise or                Estimated grant
                          Options    options granted   base price    Expiration      date present
Name                   granted(#)(1)    to employees       ($/Sh)          date       value($)(2)
-------------------------------------------------------------------------------------------------
Douglas A. Warner III       150,000             2.43%     $135.719      7/19/09        $6,660,360
Walter A. Gubert            100,000             1.62       135.719      7/19/09         4,440,240
Roberto G. Mendoza          100,000             1.62       135.719      7/19/09         4,440,240
Peter D. Hancock             90,000             1.46       135.719      7/19/09         3,996,216
Thomas B. Ketchum            90,000             1.46       135.719      7/19/09         3,996,216
-------------------------------------------------------------------------------------------------

                            1 Options vest as to one-fifth of the shares subject
                              thereto on the first, second, third, fourth, and fifth anniversaries of the grant date. Upon a Change in Control, as defined in the 1995 Stock Incentive Plan, the options will become immediately vested (unless the committee determines otherwise).

                            2 Valued using the Black-Scholes option pricing
                              model. The assumptions used for the variables in the model were: 26.11% volatility; a 10-year risk-free rate of 5.7256%, compounded annually; a 3.3% dividend yield; and a 10-year option term.

Aggregated option exercises in 1999 and year-end option values
------------------------------------------------------------------------------------------------------------------------
                               Aggregated option exercises                               Unexercised options at year-end
                       -----------------------------------   -----------------------------------------------------------
                                                                                          Value of securities underlying
                                                                              Number (#)         in-the-money options ($)
                       Shares acquired                       ---------------------------      --------------------------
Name                     on exercise(#)   Value realized($)   Exercisable  Unexercisable      Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------------
Douglas A. Warner III                0         $         0       398,086       598,000        $20,955,318     $7,321,476
Walter A. Gubert                     0                   0       171,000       384,000          8,794,992      8,717,488
Roberto G. Mendoza              55,000           3,814,839       260,000       390,000         13,994,365      4,844,110
Peter D. Hancock                     0                   0        57,226       374,000          1,625,961      8,717,488
Thomas B. Ketchum                3,914             306,189        98,732       359,000          4,208,971      8,662,177
------------------------------------------------------------------------------------------------------------------------

                              Stock performance graphs
                              ==================================================

                              The following graphs show changes over the past five- and 10-year periods in the value of $100 invested in: (1) our common stock; (2) Standard & Poor's 500 Index; (3) Standard & Poor's Financial Index; and (4) companies which comprised the Dow Jones Industrial Average as of December 31, 1999 (of which Morgan is one).

                              [The following information was depicted as a line graph in the printed material]

                              Comparisons of five-year total stockholder return In dollars
                              --------------------------------------------------

                              1994     1995     1996     1997     1998     1999

                              J.P. Morgan
                              100.0    149.2    188.4    225.2    217.3    270.2

                              S&P 500
                              100.0    137.5    169.1    225.5    290.0    351.0

                              S&P Financial
                              100.0    154.1    208.2    308.3    343.5    357.1

                              DJ Industrial
                              100.0    136.9    176.5    220.5    260.6    331.6

                              [The following information was depicted as a line graph in the printed material]

Comparisons of 10-year total stockholder return
In dollars
---------------------------------------------------------------------------------------------------------------
1989            1990      1991      1992      1993      1994      1995      1996     1997      1998       1999
J.P. Morgan
100.0          106.0     170.0     169.0     184.6     156.4     233.4     294.7     352.3     339.8      422.7

S&P 500
100.0           96.9     126.4     136.0     149.7     151.6     208.6     256.4     342.0     439.7      532.2

S&P Financial
100.0           78.6     118.3     146.0     162.2     156.4     240.9     325.6     482.2     537.3      558.6

DJ Industrial
100.0           99.5     123.6     132.7     155.3     163.1     223.3     287.8     359.5     424.8      540.6

                              The year-end values of each investment shown in the preceding graphs are based on share price appreciation plus dividends, with the dividends reinvested as of the last business day of the month during which such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

                              Retirement benefits
                              ==================================================

                              The Bank maintains the Cash Balance Plan of Morgan Guaranty Trust Company of New York (the "Retirement Plan"), which provides benefits for eligible U.S. employees (regular employees with six months of continuous service who have attained age 21) of Morgan and the Bank and participating subsidiaries. Through December 31, 1998, retirement benefits were accrued under a traditional defined benefit plan. Effective January 1, 1999, this plan was converted to a cash balance formula and accrued benefits under the prior formula were converted to individual cash balance accounts based on the present value of the accrued benefits as of the date of the conversion.

                              Under the cash balance formula, each participant has an account, for record-keeping purposes only, to which credits are allocated each month based on 5% of each participant's monthly base salary up to a maximum of $12,500. In addition, all balances in the accounts of participants earn a fixed rate of interest which is credited monthly. The interest rate for a particular year is based on the average of the monthly 30-year U.S. Treasury bond yields for the previous September, October, and November. For 1999 the interest rate was 5.15% and for 2000 the rate is 6.16%.

                              At retirement or termination of employment, an amount equal to the then vested balance is payable to the participant in the form of an immediate or deferred lump sum or equivalent monthly annuity benefit for the entire benefit under the Retirement Plan.

                              To recognize the transition to the cash balance formula, all participants of the Retirement Plan who were earning benefits under the prior formula as of December 31, 1998, are eligible for a minimum benefit. This minimum benefit is calculated using the prior, traditional final average pay defined benefit formula using pay and credited service through termination or December 31, 2003, if earlier. After December 31, 2003, the accrued benefit under the prior formula is frozen and continues to act as a minimum plan benefit. At retirement or termination, this minimum benefit is payable in the same form as the cash balance benefit.

                              The Bank also maintains the Benefit Equalization Plan, an unfunded, non-qualified deferred compensation arrangement that provides for benefits that are not payable under the Retirement Plan because of maximum limitations imposed on such plans by the Internal Revenue Code.

Estimate of                   The table below sets forth the estimated annual
retirement benefits           benefit payable to each of the executives named
                              in the Summary Compensation Table as a single life annuity at age 65 under the Retirement Plan and the Benefit Equalization Plan. The projections contained in the table are based on the following assumptions: (1) employment until age 65 subject to the Retirement Plan's maximum recognized base salary of $150,000 until that time; (2) interest credits at the actual rates for all years through 2000 and 6.16% for all years following; and (3)
                              the conversion to a single life annuity at age 65
                              based on an interest rate of 6.16% and the 1983
                              Group Annuity Mortality Table, which sets forth generally accepted life expectancies. The estimated benefits reflect any applicable minimum benefits.

                              Summary of estimated age 65 retirement benefits (as an annual life annuity)
                              --------------------------------------------------
                                                              Estimated annual
                              Name                            retirement benefit
                              --------------------------------------------------
                              Douglas A. Warner III ..........          $504,200
                              Walter A. Gubert ...............            72,612
                              Roberto G. Mendoza .............           455,837
                              Peter D. Hancock ...............            69,546
                              Thomas B. Ketchum ..............           148,873
                              --------------------------------------------------

                              Morgan's International Cash Balance Plan, of which Mr. Gubert and Mr. Hancock are members by virtue of prior overseas services, provides additional retirement benefits to certain employees assigned outside their home countries. Prior to 1999, this benefit was based on the employee's average annual salary for the three highest-paid consecutive years within the final 10 years of credited service preceding retirement. Beginning in 1999, the International Cash Balance Plan benefit was converted to individual cash balance accounts to which salary and interest credits are credited in the same manner as for the Retirement Plan described above. The International Cash Balance Plan benefit is paid in a lump sum. As of December 31, 1999, Mr. Gubert and Mr. Hancock would have been entitled to receive a lump sum retirement benefit of approximately $823,399 and $100,965 respectively under the International Cash Balance Plan.

                              Transactions with directors and officers
                              ==================================================

                              In the ordinary course of our business we engage in transactions with some of our directors and executive officers and their associates, or with organizations of which some of our directors are officers or trustees. These transactions are on an arm's length basis and cover a broad range of our business activities, such as loans, deposits, purchases of our commercial paper, purchases of securities issued by others, and investment banking, financial advisory, and other financial services and market transactions.

                              In the ordinary course of our business, we use the products or services of or have other transactions with a number of organizations of which our directors are officers, including Corning Incorporated, E.I. du Pont de Nemours and Company, Exxon Mobil Corporation, Honeywell International Inc., Maytag Corporation, Phelps Dodge Corporation, and Xerox Corporation.

                              Other than as described in this proxy statement, no Morgan director or executive officer was indebted to us during 1999 for any amount in excess of $60,000.

Employees' securities         Selected employees of Morgan, including executive
company                       officers, are offered the opportunity to become
                              limited partners of the Sixty Wall Street Fund, L.P. (the "Fund"), an investment vehicle which qualifies as an "employees' securities company" for purposes of the Investment Company Act of 1940, as amended. The Fund invests in Morgan's private equity investments alongside J.P. Morgan
                              Capital Corporation, a subsidiary thereof, or certain private equity funds managed by J.P.
                              Morgan Investment Management Inc. In 1999, the amounts invested by limited partners were augmented by a combination of recourse and nonrecourse loans from Morgan at an interest rate of LIBOR + 150 basis points, each of which is to be repaid to Morgan upon the realization of proceeds from the applicable portfolio investments.

                              Amounts invested in the Fund by each of Morgan's executive officers in 1999 are set forth below, along with the amount of loans made to these individuals during 1999 and the aggregate amount of all loans and interest outstanding relating to the individuals' aggregate 1999 investment in the
                              Fund:

        ------------------------------------------------------------------------------
                                                                        Loan principal
                                                                          and interest
                              Amount invested in   Loans issued in   outstanding as of
        Name                                1999             1999    December 31, 1999
        ------------------------------------------------------------------------------
        Walter A. Gubert                $250,000         $750,000             $771,130
        Roberto G. Mendoza               100,000          300,000              308,452
        Michael E. Patterson              50,000          150,000              154,226
        Peter D. Hancock                 100,000          300,000              308,452
        Thomas B. Ketchum                200,000          600,000              616,904
        Rachel F. Robbins                100,000          300,000              308,452
        ------------------------------------------------------------------------------

                              Item 2: Approval of PricewaterhouseCoopers LLP as independent accountants
                              ==================================================

                              We are proposing to appoint PricewaterhouseCoopers LLP ("PwC") as our independent accounting firm for 2000 to examine the financial statements of Morgan and its consolidated subsidiaries, including the Bank, and to assist the Examining Committee of the Bank in performing its directors' examination as required by law. The Audit Committee has recommended to the Board the appointment of PwC.

                              We are submitting this selection to you for your approval.

                              PwC served as our principal independent accounting firm in 1999. Audit fees to PwC in 1999 totaled approximately $9.7 million.

                              Representatives of PwC will be at the annual meeting to answer your questions.

                              The Board of Directors recommends a vote FOR this proposal.

                              Item 3: Stockholder proposal relating to director share ownership
                              ==================================================

                              Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 50 shares of common stock of Morgan, has indicated that she will introduce the following resolution at the meeting:

                              "RESOLVED: That the stockholders of J.P. Morgan assembled in Annual Meeting in person and by proxy, hereby recommend that the Board of Directors take the necessary steps to require all members of the Board of Directors to own a minimum of 1000 shares of voting stock in J.P. Morgan starting next year."

                              In support of the foregoing resolution, the proponent states:

                              "REASONS: Stock ownership by Directors makes them partners with other shareholders.

                              "Certainly 1000 shares is a reasonable minimum amount for ALL directors to own in view of the director fees and perks they receive.

                              "Several directors according to the 1999 proxy statement did NOT own at least 1000 shares beneficially directly in their own name.

                              "If you AGREE, please mark your proxy FOR this proposal."

                              The Board of Directors recommends a vote AGAINST this proposal.

                              Similar resolutions were presented in 1991 and 1990 and was rejected in 1991 by 96.86% of the votes cast.

                              We believe that nominees for director should continue to be recommended for election on the basis of such qualities as ability, experience, and soundness of judgment. The minimum share ownership requirement that is suggested is arbitrary and would limit excessively the number of potential candidates.

                              We believe, therefore, that the imposition of a minimum share ownership requirement serves no useful purpose, but would unnecessarily restrict director selection in the future.

                              Item 4: Other matters
                              ==================================================

                              We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, the individuals named as proxies will vote on the matter in his or her best judgment.

Section 16(a)                 Section 16(a) of the 1934 Act requires our
beneficial ownership          executive officers and directors and any other
reporting compliance          persons who own more than 10 percent of our common
                              stock ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange
                              (NYSE). These Reporting Persons are required by
                              SEC regulation to furnish us with copies of all Forms 3, 4, and 5 that they file with the SEC and NYSE.

                              Based solely on our review of copies of these forms furnished to us and written representations from Reporting Persons, we believe that all of our Reporting Persons complied with these filing requirements for transactions during fiscal year 1999, except that Rachel Robbins was late in reporting a sale of common shares from her sons' accounts and in reporting a charitable contribution of common shares for the fiscal year 1997.

Proxy solicitation            We are soliciting this proxy on behalf of our
                              Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone or in person.
                              We have hired Morrow & Co. for a fee of $13,500, plus out-of-pocket expenses, to assist in the solicitation. We will reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries, if they request, for their expenses in forwarding proxy materials to beneficial owners.

Stockholder proposals         If you want to submit a proposal for possible
                              inclusion in our proxy statement for the 2001 annual meeting of stockholders, you must ensure that your proposal is received by us on or before November 10, 2000.

                              If you intend to present a proposal at our 2001 annual meeting and do not request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no later than January 24, 2001. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2001 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our annual meeting.

                              March 8, 2000

                              Rachel F. Robbins
                              Secretary

                                     PROXY

J.P. Morgan & Co. Incorporated

Proxy solicited on behalf of the Board of Directors of the Company for Annual Meeting of Stockholders, April 12, 2000

The undersigned hereby constitutes and appoints Francis J. Morison, Martha J. Gallo and Rachel F. Robbins, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of J.P. MORGAN & CO. INCORPORATED to be held in Morgan Hall West, 46th floor, 60 Wall Street, New York, New York, on Wednesday, April 12, 2000, at 11 a.m., and at any adjournment of said meeting, and to vote, as directed on the reverse side of this card, on all specified matters coming before said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.

Election of Directors, Nominees:

01. Douglas A. Warner III, 02. Paul A. Allaire, 03. Riley P. Bechtel, 04. Lawrence A. Bossidy, 05. Martin Feldstein, 06. Ellen V. Futter, 07. Hanna H. Gray, 08. Walter A. Gubert, 09. James R. Houghton, 10. James L. Ketelsen, 11. John A. Krol, 12. Michael E. Patterson, 13. Lee R. Raymond, 14. Lloyd D. Ward and 15. Douglas C. Yearley.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card to J.P. Morgan & Co. Incorporated, c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8212, Edison, N.J. 08818-9079.

                                                               -----------
                                                               SEE REVERSE
                                                                  SIDE
                                                               -----------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

You may also vote the shares held in this account by telephone or electronically through the Internet 24 hours a day, 7 days a week. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. Your telephone or Internet vote must be received by 12:00 a.m., Eastern Standard time, the day of the meeting, April 12, 2000. To vote please follow the steps below:

o     Have your proxy card and social security number available.

o Be ready to enter the PIN number indicated on the reverse side of the card just below the perforation.

To vote using the telephone:

o Using a touch-tone telephone, dial 1-877-PRX-VOTE (1-877-779-8683) for calls within the U.S. and Canada. If you are calling from another country, dial 1-201-536-8073.

To vote using the Internet:

                        o Log on to the Internet and go to the website http://www.eproxyvote.com/jpm.

o You may elect to receive next year's proxy materials electronically at the website http://www.eproxyvote.com/jpm.

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

 [X]  Please mark your
      votes as in this
      example.

                                                                            2685

The Board of Directors
recommends a vote "FOR" Items 1 and 2.
--------------------------------------------------------------------------------
This proxy will be voted "FOR" Items 1 and 2 if no choice is specified.
--------------------------------------------------------------------------------
                  FOR    WITHHELD                      FOR     AGAINST   ABSTAIN
1. Election of    [ ]      [ ]       2. Approval of    [ ]       [ ]       [ ]
   Directors.                           independent
   (see reverse)                        accountants.

For, except vote withheld from the following nominee(s):

______________________________________________

--------------------------------------------------------------------------------
The Board of Directors
recommends a vote "AGAINST"
Item 3.
--------------------------------------------------------------------------------
This proxy will be voted "AGAINST" Item 3 if no choice is specified.
--------------------------------------------------------------------------------
                                   FOR       AGAINST        ABSTAIN
3. Stockholder proposal            [ ]         [ ]            [ ]
   relating to director share
   ownership.
--------------------------------------------------------------------------------
SIGNATURE (S)______________________________________________DATE_________________
The signer hereby revokes all proxies previously given by the signer to vote at this meeting or any adjournment of the meeting.

NOTE: Please sign exactly as your name appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         J.P. Morgan & Co. Incorporated

                                 Annual Meeting
                                       of
                                  Stockholders

                            Wednesday, April 12, 2000
                                   11:00 a.m.

                         J.P. Morgan & Co. Incorporated
                                Morgan Hall West
                                 60 Wall Street
                            New York, N.Y. 10260-0060

                                IMPORTANT NOTICE
                                ----------------

                     IT IS IMPORTANT THAT YOU VOTE, SIGN AND
                   RETURN THE ABOVE PROXY AS SOON AS POSSIBLE.